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                                                                    EXHIBIT 23.4

                                November 1, 1999

Board of Directors
Patapsco Valley Bancshares, Inc.
8593 Baltimore National Pike
Ellicott City, MD 21043

Members of the Board:

    We hereby consent to the use of our firm's name in the Form S-4 Registration Statement of F&M Bancorp/Patapsco Valley Bancshares, Inc. and any amendments thereto, and the inclusion of, summary of and references to our fairness opinion in such filings including the Proxy Statement/Prospectus of F&M Bancorp/Patapsco Valley Bancshares, Inc.

    In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Sincerely,
                                          Ferris, Baker Watts, Incorporated
                                          /s/ Michael J. Coiro
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                                          Michael J. Coiro, CFA
                                          Senior Vice President